As filed with the Securities and Exchange Commission on July 8, 2008

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CONCEPTUS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-3170244
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

331 East Evelyn Avenue
Mountain View, CA 94041
(650) 962-4000

(Address of Principal Executive Offices)

CONCEPTUS, INC.

TENTH AMENDED AND RESTATED 2001 EQUITY INCENTIVE PLAN

CONCEPTUS, INC.

1995 EMPLOYEE STOCK PURCHASE PLAN

(Full Title of the Plan)

Mark Sieczkarek
President and CEO
Conceptus, Inc.
331 East Evelyn Avenue

Mountain View, CA 94041
(650) 962-4000

(Name and Address and Telephone Number,
Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.003 per share	1,500,000	(2)	$18.43	(3)	$27,645,000	$1086.45
Common Stock, par value $0.003 per share	150,000	(4)	$18.43	(3)	$2,764,500	$108.65
Preferred Shares Purchase Rights (5)	N/A		N/A		N/A	N/A

(1)         This registration statement shall also cover any additional shares of common stock, par value $0.003 per share (the “Common Stock”) which become issuable under the Conceptus, Inc. Tenth Amended and Restated 2001 Equity Incentive Plan (the “2001 Plan”) and the Conceptus, Inc. 1995 Employee Stock Purchase Plan, as amended (the “ESPP”), by reason of any stock dividend, stock split, recapitalization or similar transaction, effected without the Registrant’s receipt of consideration, which would increase the number of outstanding shares of common stock.

(2)         The 2001 Plan authorizes the issuance of a maximum of 5,500,000 shares of Common Stock, of which 1,500,000 shares are being registered hereunder.

(3)         Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, on the basis of the average of the high $18.72 and low $18.13 prices of the Common Stock as reported on the Nasdaq National Market on July 2, 2008.

(4)         The ESPP authorizes the issuance of a maximum of 660,000 shares of Common Stock, of which 150,000 shares are being registered hereunder.

(5)         Preferred share purchase rights are attached to and trade with the common stock of Conceptus, Inc. The value attributable to such rights, if any, is reflected in the market price of the common stock.

REGISTRATION OF ADDITIONAL SECURITIES

By a registration statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on June 15, 2001, Registration No. 333-63070 (the “First 2001 Plan Registration Statement”), the Registrant registered 1,000,000 shares of its Common Stock issuable under the 2001 Plan.  By a registration statement on Form S-8 filed with the Commission on July 30, 2002, Registration No. 333-97369 (the “Second 2001 Plan Registration Statement”), the Registrant registered an additional 1,000,000 shares of Common Stock issuable under the 2001 Plan.  By a registration statement on Form S-8 filed with the Commission on June 29, 2004, Registration No. 333-116959 (the “Third 2001 Plan Registration Statement”), the Registrant registered an additional 500,000 shares of Common Stock issuable under the 2001 Plan.  By a registration statement on Form S-8 filed with the Commission on August 31, 2006, Registration No. 333-137010 (the “Fourth 2001 Plan Registration Statement”), the Registrant registered an additional 1,500,000 shares of Common Stock issuable under the 2001 Plan.  The Registrant is hereby registering an additional 1,500,000 shares of Common Stock issuable under the 2001 Plan, none of which has been issued as of the date of this Registration Statement.

By a registration statement on Form S-8 filed with the Commission on April 26, 1996, Registration No. 333-04186, as amended by Post-Effective Amendment No. 1 on Form S-8 POS, filed with the Commission on June 26, 1997 (collectively, the “First ESPP Registration Statement”), the Registrant registered 200,000 shares of its Common Stock issuable under the ESPP.  By a registration statement on Form S-8 filed with the Commission on June 29, 2004, Registration No. 333-116959 (the “Second ESPP Registration Statement”), the Registrant registered 150,000 shares of its Common Stock issuable under the ESPP.  By a registration statement on Form S-8 filed with the Commission on August 31, 2006, Registration No. 333-137010 (the “Third ESPP Registration Statement”), the Registrant registered 160,000 shares of Common Stock issuable under the ESPP.  The Registrant is hereby registering an additional 150,000 shares of Common Stock issuable under the ESPP, none of which has been issued as of the date of this Registration Statement.

The contents of the First 2001 Plan Registration Statement, the Second 2001 Plan Registration Statement, the Third 2001 Plan Registration Statement, the Fourth 2001 Plan Registration Statement, the First ESPP Registration Statement, the Second ESPP Registration Statement and the Third ESPP Registration Statement are incorporated by reference herein.

Item 8. Exhibits

See Index to Exhibits immediately following the signature page.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on July 8, 2008.

Conceptus, Inc.

/s/ Mark M. Sieczkarek
Mark M. Sieczkarek, President and Chief Executive
Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark M. Sieczkarek and Greg E. Lichtwardt, and each of them, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date
/s/ Mark M. Sieczkarek	President, Chief Executive Officer and Director (Principal Executive Officer)	July 8, 2008
Mark M. Sieczkarek

/s/ Gregory E. Lichtwardt	Executive Vice President, Treasurer and Chief Financial Officer (Principal Financial and Accounting Officer)	July 8, 2008
Gregory E. Lichtwardt

/s/ Michael E. Baker	Director	July 8, 2008
Michael E. Baker

/s/ Thomas F. Bonadio	Director	July 8, 2008
Thomas F. Bonadio

/s/ Robert V. Toni	Director	July 8, 2008
Robert V. Toni

/s/ Kathryn A. Tunstall	Director	July 8, 2008
Kathryn A. Tunstall

/s/ Peter L. Wilson	Director	July 8, 2008
Peter L. Wilson

3

INDEX TO EXHIBITS

Exhibit Number	Document
5.1	Opinion of Latham & Watkins LLP.
10.1	Conceptus, Inc. Tenth Amended and Restated 2001 Equity Incentive Plan (incorporated by reference to the Definitive Proxy Statement on Schedule 14A filed on April 29, 2008).
10.2	Conceptus, Inc. 1995 Employee Stock Purchase Plan (incorporated by reference to the Registration Statement on Form SB-2, as amended, Registration No. 33-99890-LA).
10.3	Amendment No. 1 to Conceptus, Inc. 1995 Employee Stock Purchase Plan (incorporated by reference to the Registration Statement on S-8, Registration No. 333-116959).
10.4	Amendment No. 2 to Conceptus, Inc. 1995 Employee Stock Purchase Plan (incorporated by reference to the Definitive Proxy Statement on Schedule 14A filed on April 29, 2004).
10.5	Amendment No. 3 to Conceptus, Inc. 1995 Employee Stock Purchase Plan (incorporated by reference to the Definitive Proxy Statement on Schedule 14A filed on April 24, 2006).
10.6	Amendment No. 4 to Conceptus, Inc. 1995 Employee Stock Purchase Plan.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included in the signature pages hereto).

4